Exhibit 99.1

Calculation of Filing Fee Tables*

Form F-10

(Form Type)

BRP Inc.

(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Subordinate Voting Shares	457(r)	US$100,824,832	100.000%	US$100,824,832	0.00014760	US$14,881.75

Total Offering Amounts							—	US$14,881.75

Total Fee Offsets(2)							—	US$14,881.75

Net Fee Due								US$0

(1)

Determined based on the proposed maximum aggregate offering price in Canadian dollars of CDN$139,350,000.00 converted into U.S. dollars based on the average rate of exchange on April 16, 2024, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars of CDN$1.3821 equals U.S.$1.00.

(2)	See Table 2 of this Calculation of Filing Fee Tables.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed(1)	Security Type associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source(1)

Fees Offset Claims	BRP Inc.	F-10	333-249027	9/24/2020	US$209,028.30	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	US$1,764,221,692

Fees Offset Sources	BRP Inc.	F-10	333-269945	4/17/2024					US$14,881.75

(1) US$209,028.30, representing the remaining portion of the previously paid fees in connection with the registration of US$1,764,221,692 of unsold securities that were previously registered under the Registration Statement on Form F-10 (File No. 333-249027) on September 24, 2020 (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement. The US$14,881.75 filing fee with respect to the Subordinate Voting Shares is offset against those filing fees carried forward, and US$194,146.55 remains available for future registration fees.